Exhibit 99.1
ALLEGHANY CORPORATION
7 Times Square Tower, 17th Floor
New York NY 10036
Contact: R.M. Hart
(212) 752-1356
ALLEGHANY CORPORATION REPORTS 2008 YEAR END STOCKHOLDERS’ EQUITY PER COMMON SHARE DECREASED 5.0 PERCENT SINCE 2007 YEAR END
          NEW YORK, NY, February 26, 2009 – – Stockholders’ equity per common share of Alleghany Corporation (NYSE-Y) at December 31, 2008 was $283.73, a decrease of 5% from stockholders’ equity per common share of $298.58 at December 31, 2007 (all as adjusted for the stock dividend declared in February 2008), Weston M. Hicks, President and chief executive officer of Alleghany, announced today. On a consolidated basis, cash and invested assets were approximately $4.29 billion at December 31, 2008, a decrease of 0.3% from approximately $4.31 billion at December 31, 2007.
          A summary of Alleghany’s results for the three months and years ended December 31, 2008 and 2007 is as follows:

	Three months ended			Year ended
	December 31,			December 31,
(in millions)	2008	2007	Change	2008	2007		Change

AIHL insurance group (1):
Underwriting profit (loss) (2) RSUI	$81.7	$55.9	$25.8	$137.6	$219.9		$(82.3)
CATA	2.4	(0.2)	2.6	15.2	19.4		(4.2)
EDC	(21.0)	2.7	(23.7)	(60.9)	4.4	(3)	(65.3)
AIHL Re	0.0	0.4	(0.4)	0.2	24.4		(24.2)

	63.1	58.8	4.3	92.1	268.1		(176.0)
Net investment income	19.5	32.9	(13.4)	112.6	126.5		(13.9)
Net realized capital (losses) gains (4)	(196.1)	15.6	(211.7)	(248.4)	36.5		(284.9)
Other income, less other expenses	(7.1)	(13.2)	6.1	(31.4)	(52.3)		20.9

Total AIHL insurance group	(120.6)	94.1	(214.7)	(75.1)	378.8		(453.9)

Corporate activities (5)
Net investment income	5.1	2.2	2.9	17.6	19.6		(2.0)
Net realized capital gains	59.9	0.1	59.8	156.2	56.2		100.0
Other income	1.0	3.4	(2.4)	1.7	15.0		(13.3)
Corporate administration and other expenses	11.5	9.2	(2.3)	38.7	35.9		(2.8)
Interest expense	0.2	0.2	0	0.7	1.4		0.7

Total	(66.3)	90.4	(156.7)	61.0	432.3		(371.3)

Income taxes	(12.1)	32.6	(44.7)	20.4	144.7		(124.3)

(Losses) earnings from continuing operations	(54.2)	57.8	(112.0)	40.6	287.6		(247.0)
Earnings from discontinued operations, net of tax (6)	92.7	4.0	88.7	107.4	11.5		95.9

Net earnings	$38.5	$61.8	$(23.3)	$148.0	$299.1		$(151.1)

(1)	Alleghany Insurance Holdings LLC (“AIHL”) the holding company for Alleghany’s property and casualty and surety insurance operating units consisting of RSUI Group, Inc. (“RSUI”), Capitol Transamerica Corporation (“CATA”) and Employers Direct Corporation (“EDC”), as well as AIHL Re LLC (“AIHL Re”).
(2)	Represents net premiums earned less loss and loss adjustment expenses and underwriting expenses, all as determined in accordance with GAAP, and does not include net investment income, net realized capital (losses) gains or other income, less other expenses. Please refer to “Comment on Regulation G” elsewhere herein.
(3)	Includes the results of EDC, net of purchase accounting adjustments, commencing July 18, 2007.
(4)	2008 results include $244.0 million of other than temporary impairment (“OTTI”) charges for unrealized losses primarily related to AIHL’s equity security holdings, of which $130.0 million was recognized in the 2008 fourth quarter, and a $48.7 million impairment charge for the goodwill associated with the acquisition of EDC.

(5)	Corporate activities consist of Alleghany Properties Holdings LLC (“Alleghany Properties”), Alleghany’s investments in Homesite Group Incorporated (“Homesite”) and ORX Exploration, Inc. (“ORX”), and corporate activities at the parent level.
(6)	Discontinued operations consist of the operations of Darwin Professional Underwriters, Inc. (“Darwin”) prior to its disposition in October 2008, net of minority interest expense and gain on disposition in 2008 for all periods presented.
          Commenting on Alleghany’s results, Mr. Hicks stated, “2008 was a challenging year for Alleghany. Although our insurance operating units for the most part produced satisfactory underwriting results, equity investment performance was poor. RSUI was able to generate $137.6 million of underwriting profits, and a combined ratio of 80.1%, despite high levels of industry catastrophe losses. Capitol Insurance Companies had another solid year in 2008, producing $15.2 million of underwriting profits, and a combined ratio of 91.8%. The 2008 results of Employers Direct were poor, however, reflecting a deterioration of the California workers’ compensation market and adverse development on prior accident years. In the fourth quarter of 2008, we took a non-cash goodwill impairment charge of $48.7 million related to the Employers Direct acquisition.
          “Our equity portfolio in total produced a negative total return of approximately 31.4% in 2008, compared with a 37.0% negative total return on the S&P 500. For the five years ended December 31, 2008, our equity portfolio returned 10.6% per year, compared with a negative annual return of 2.2% for the S&P 500. At AIHL, net realized capital losses of $248.4 million primarily reflect other than temporary impairment charges of $244.0 million, of which $240.8 million related to equity security holdings and the $48.7 million EDC goodwill impairment charge. We are required by accounting rules to recognize other than temporary impairment losses, even if we believe that over the long term such losses may reverse. Other than temporary impairment charges related to equity securities have no effect on book value, because equity securities are carried at market value.
          “Despite the challenges during 2008, at year end, Alleghany remained in very sound financial condition, with $911.8 million of cash and marketable securities at the holding company level, consisting of $445.3 million at the parent company and $466.5 million at the AIHL holding company level, and no debt. In addition, for the five years-ended December 31, 2008, Alleghany’s common stockholders’ equity per share increased at a compound annual rate of 8.0%, compared with a compound annual rate of return of (2.2)% for the S&P 500 over the same time period.”
          Components of earnings from continuing operations before income taxes in the fourth quarter and year-end 2008 include:
•	Underwriting profit at each insurance operating unit decreased in 2008 from 2007, primarily reflecting: with respect to RSUI, 2008 net catastrophe losses of $97.9 million, compared with 2007 net catastrophe losses of $47.1 million; with respect to CATA, an increase in loss and loss adjustment expenses and lower net premiums earned; and with respect to EDC, an increase in loss and loss adjustment expenses, including $35.9 million of current and prior accident year reserve increases in 2008, of which $11.2 million occurred during the 2008 fourth quarter, reflecting a significant acceleration in claims emergence and higher than anticipated increases in industry-wide loss severity. RSUI’s 2008 fourth quarter underwriting profit primarily reflects lower loss and loss adjustment expenses primarily due to an $18.1 million reserve release related to 2008 third quarter hurricane losses.

•	2008 net realized capital losses at AIHL of $248.4 million primarily reflecting $244.0 million of impairment charges (of which $130.0 million was recognized in the 2008 fourth quarter) for unrealized losses related to AIHL’s investment portfolio that were deemed other than temporary, and as such, were required to be charged against earnings, and a non-cash impairment charge of $48.7 million with respect to the goodwill associated with Alleghany’s acquisition of EDC taken during the 2008 fourth quarter.

•	Net realized capital gains for Corporate activities primarily reflecting net realized capital gains of $152.3 million on the sale at the parent level of common stock of Burlington Northern Santa Fe Corporation during 2008 (of which $59.9 million was realized in the 2008 fourth quarter), compared with $55.9 million of net realized capital gains from such sales at the parent level during 2007, with none realized in the 2007 fourth quarter.

•	The effective tax rate on earnings from continuing operations before income taxes in 2008 primarily reflects the impact of significant catastrophe losses incurred and unrealized losses on investments that were deemed during 2008 to be other than temporary, offset by the impact of non-deductible goodwill impairment charges.
          Net earnings as adjusted for the three months and years ended December 31, 2008 and 2007 are as follows:

	Three Months ended December 31,					Year ended December 31,
				Per Share(1)				Per Share(1)
(in millions, except for per share and share amounts)	2008		2007	2008	2007	2008	2007	2008	2007

Net (losses) earnings from continuing operations	$(54.2)		$57.8	$(7.00)	$6.43	$40.6	$287.6	$2.81	$32.53

Adjustments:
Add/(Deduct): Net catastrophe losses after tax	(15.1	) (2)	10.2	(1.83)	1.23	66.0	31.8	7.94	3.83
Add/(Deduct): Realized capital losses (gains) after tax
OTTI Charges (3)	84.5		—	10.21	—	158.5	5.0	19.07	0.60
Net losses (gains) on sales (4)	21.1		(10.2)	2.55	(1.23)	(81.6)	(65.3)	(9.81)	(7.86)

	105.6		(10.2)	12.76	(1.23)	76.9	(60.3)	9.26	(7.26)

Earnings from continuing operations, as adjusted	$36.3		$57.8	$3.93	$6.43	$183.5	$259.1	$20.01	$29.10
Earnings from discontinued operations, net of tax	$92.7		$4.0	$11.14	$0.48	$107.4	$11.5	$12.92	$1.39

Net earnings, as adjusted (5)	$129.0		$61.8	$15.07	$6.91	$290.9	$270.6	$32.93	$30.49

Average number of outstanding shares of common stock on a basic basis (6)				8,272,771	8,322,237			8,313,591	8,309,953

(1)	Represents basic earnings per share of common stock.
(2)	Reflects impact of an $18.9 million reserve release related to 2008 third quarter hurricane losses by RSUI during the period.

(3)	Represents impairment charges related to unrealized losses that were deemed other than temporary and, as such, are required to be charged against earnings.
(4)	2008 amounts include non-cash charge of $48.7 million, or $5.86 per share, for impairment of goodwill associated with the acquisition of EDC.
(5)	Adjusted to exclude the impact of net catastrophe losses after tax and net realized capital gains and losses after tax. Please refer to “Comment on Regulation G” elsewhere herein.
(6)	Adjusted to reflect the dividend of common stock declared in February 2008.
     Information regarding the pre-tax results from continuing operations of AIHL’s operating units is attached as Exhibit A. In 2008, Alleghany purchased in the open market an aggregate of 78,817 shares of its common stock for approximately $25.1 million, at an average price per share of $318.05, pursuant to the previously announced authorization by its Board of Directors to repurchase up to $300.0 million of Alleghany’s common stock. That authorization was expanded in November 2008 to include repurchases of Alleghany’s 5.75% Mandatory Convertible Preferred Stock. As of December 31, 2008, Alleghany had 8,272,771 shares of its common stock outstanding.
     On October 20, 2008, Darwin, which was a majority-owned subsidiary of AIHL, completed its merger with Allied World Assurance Company Holdings, Ltd. (“Allied World”). Under the terms of the transaction, Allied World acquired all of the issued and outstanding shares of Darwin common stock for cash consideration of $32.00 per share. The transaction resulted in aggregate proceeds to AIHL of approximately $300 million in cash for its 9,371,096 shares of Darwin common stock, which represented approximately 55% of the issued and outstanding shares. As a result of Darwin’s merger, Darwin has been classified as “discontinued operations” for all periods presented in this press release.
     Additional information regarding the 2008 results of Alleghany and its operating units, including audited consolidated financial statements of Alleghany, as well as management discussion and analysis with respect to 2008 results, is contained in Alleghany’s Annual Report on Form 10-K for the year ended December 31, 2008, which will be filed with the U.S. Securities and Exchange Commission on or about February 27, 2009. A copy of the Form 10-K will be available on Alleghany’s website at www.alleghany.com or on the Securities and Exchange Commission’s website at www.sec.gov. Readers are urged to review the Form 10-K for a more complete discussion of Alleghany’s financial performance.
     Comment on Regulation G
     This press release includes certain non-GAAP financial measures. The reconciliations of such measures to the most comparable GAAP financial measures are included herein. Throughout this press release Alleghany presents its operations in the way it believes will be most meaningful and useful to the investing public and others who use such information in evaluating Alleghany’s results.
     Alleghany shows earnings from continuing operations, before income taxes (a GAAP financial measure), as well as underwriting profit (a non-GAAP financial measure), which is earnings from continuing operations, before income taxes, adjusted to exclude the impact of net investment income, net realized capital gains and losses, and other income, less other expenses. The presentation of underwriting profit is intended to enhance the understanding of AIHL’s insurance operating units’ operating results by highlighting earnings attributable to their underwriting performance. With respect to AIHL’s insurance operating units, earnings from continuing operations, before income taxes, may show a profit despite an underlying underwriting loss. If underwriting losses persist over extended periods, an insurance company’s ability to continue as an ongoing concern may be at risk.
     Alleghany also shows net earnings (loss) (a GAAP financial measure) as well as net earnings (loss) adjusted to exclude the impact of both net catastrophe losses after tax and net realized capital gains and losses after tax (a non-GAAP financial measure), which is intended to assist investors in analyzing the impact of such items and represents the way management analyzes Alleghany’s results. Catastrophe losses and realized capital gains (losses) can fluctuate significantly from period to period, which could distort the analysis of trends and comparability of reported periods.
     Investors should consider these non-GAAP measures in addition to, and not as a substitute for, measures of financial performance prepared in accordance with GAAP.
# # #
     Forward-looking Statements
     This release contains disclosures which are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can be identified by the use of words such as “may,” “will,” “expect,” “project,” “estimate,” “anticipate,” “plan,” “believe,” “potential,” “should,” “continue” or the negative versions of those words or other comparable words. These forward-looking statements are based upon Alleghany’s current plans or expectations and are subject to a number of uncertainties and risks that could significantly affect current plans, anticipated actions and Alleghany’s future financial condition and results. These statements are not guarantees of future performance, and Alleghany has no specific intention to update these statements. The uncertainties and risks include, but are not limited to, risks relating to
•	significant weather-related or other natural or human-made catastrophes and disasters;
•	the cyclical nature of the property and casualty industry;
•	changes in market prices of our significant equity investments and changes in value of our debt securities portfolio;
•	the long-tail and potentially volatile nature of certain casualty lines of business written by Alleghany’s insurance operating units;
•	the cost and availability of reinsurance;
•	exposure to terrorist acts;
•	the willingness and ability of Alleghany’s insurance operating units’ reinsurers to pay reinsurance recoverables owed to such insurance operating units;
•	changes in the ratings assigned to Alleghany’s insurance operating units;
•	claims development and the process of estimating reserves;
•	legal and regulatory changes;
•	the uncertain nature of damage theories and loss amounts;
•	increases in the levels of risk retention by Alleghany’s insurance operating units; and
•	adverse loss development for events insured by Alleghany’s insurance operating units in either the current year or prior years.

Additional risks and uncertainties include general economic and political conditions, including the effects of a prolonged U.S. or global economic downturn or recession; changes in costs; variations in political, economic or other factors; risks relating to conducting operations in a competitive environment; effects of acquisition and disposition activities, inflation rates or recessionary or expansive trends; changes in interest rates; extended labor disruptions, civil unrest or other external factors over which Alleghany has no control; and changes in Alleghany’s plans, strategies, objectives, expectations or intentions, which may happen at any time at Alleghany’s discretion. As a consequence, current plans, anticipated actions and future financial condition and results may differ from those expressed in any forward-looking statements made by Alleghany or on its behalf.

Exhibit A
AIHL Operating Unit Pre-Tax Results

(in millions, except ratios)	RSUI	AIHL Re	CATA	EDC	AIHL
Three months ended December 31, 2008

Gross premiums written	$242.1	—	$43.4	$16.3	$301.8
Net premiums written	145.9	—	37.2	13.9	197.0

Net premiums earned (1)	$167.7	—	$44.9	$14.6	$227.2
Loss and loss adjustment expenses	42.9	—	20.7	27.0	90.6
Underwriting expenses (2)	43.1	—	21.8	8.6	73.5

Underwriting profit (3)	$81.7	—	$2.4	$(21.0)	$63.1

Net investment income (1)					19.5
Net realized capital losses (1)					(196.1)
Other income (1)					0.3
Other expenses (2)					7.4

Loss from continuing operations before taxes					$(120.6)

Loss ratio (4)	25.6%	—	46.2%	184.6%	39.9%
Expense ratio (5)	25.7%	—	48.5%	58.7%	32.3%

Combined ratio (6)	51.3%	—	94.7%	243.3%	72.2%

Three months ended December 31, 2007

Gross premiums written	$261.6	$0.4	$55.5	$27.2	$344.7
Net premiums written	157.0	0.4	42.6	26.3	226.3

Net premiums earned (1)	$179.0	$0.4	$49.8	$24.1	$253.3
Loss and loss adjustment expenses	80.1	—	28.5	15.2	123.8
Underwriting expenses (2)	43.0	—	21.5	6.2	70.7

Underwriting profit (3)	$55.9	$0.4	$(0.2)	$2.7	$58.8

Net investment income (1)					32.9
Net realized capital gains (1)					15.6
Other income (1)					0.1
Other expenses (2)					13.3

Earnings from continuing operations before taxes					$94.1

Loss ratio (4)	44.8%	—	57.1%	62.9%	48.9%
Expense ratio (5)	24.0%	14.1%	43.2%	25.6%	27.9%

Combined ratio (6)	68.8%	14.1%	100.3%	88.5%	76.8%

(1)	Represent components of total revenues.

(2)	Underwriting expenses represent commission and brokerage expenses and that portion of salaries, administration and other operating expenses directly attributable to underwriting activities, whereas the remainder constitutes other expenses.

(3)	Represents net premiums earned less loss and loss adjustment expenses and underwriting expenses, all as determined in accordance with GAAP, and does not include net investment income and other income or net realized capital gains. Underwriting profit does not replace net income determined in accordance with GAAP as a measure of profitability; rather, we believe that underwriting profit, which does not include net investment income and other income or net realized capital gains, enhances the understanding of AIHL’s insurance operating units’ operating results by highlighting net income attributable to their underwriting performance. With the addition of net investment income and other income and net realized capital gains, reported pre-tax net income (a GAAP measure) may show a profit despite an underlying underwriting loss. Where underwriting losses persist over extended periods, an insurance company’s ability to continue as an ongoing concern may be at risk. Therefore, we view underwriting profit as an important measure in the overall evaluation of performance.

(4)	Loss and loss adjustment expenses divided by net premiums earned, all as determined in accordance with GAAP.

(5)	Underwriting expenses divided by net premiums earned, all as determined in accordance with GAAP.

(6)	The sum of the loss ratio and expense ratio, all as determined in accordance with GAAP, representing the percentage of each premium dollar an insurance company has to spend on losses (including loss adjustment expenses) and underwriting expenses.

AIHL Operating Unit Pre-Tax Results

(in millions, except ratios)	RSUI	AIHL Re	CATA	EDC (1)	AIHL
2008

Gross premiums written	$1,055.4	$0.4	$207.9	$77.0	$1,340.7
Net premiums written	650.9	0.1	177.4	69.8	898.2

Net premiums earned (2)	$689.6	$0.2	$186.9	$72.0	$948.7
Loss and loss adjustment expenses	376.3	—	90.9	102.8	570.0
Underwriting expenses (3)	175.7	—	80.8	30.1	286.6

Underwriting profit (4)	$137.6	$0.2	$15.2	$(60.9)	$92.1

Net investment income (2)					112.6
Net realized capital losses (2)					(248.4)
Other income (2)					0.7
Other expenses (3)					32.1

Losses from continuing operations before income taxes					$(75.1)

Loss ratio (5)	54.6%	—	48.6%	142.8%	60.1%
Expense ratio (6)	25.5%	22.8%	43.2%	41.8%	30.2%

Combined ratio (7)	80.1%	22.8%	91.8%	184.6%	90.3%

2007

Gross premiums written	$1,206.6	$1.1	$250.1	$49.0	$1,506.8
Net premiums written	716.1	2.2	199.1	45.1	962.5

Net premiums earned (2)	$707.5	$24.5	$198.0	$44.3	$974.3
Loss and loss adjustment expenses	324.3	—	95.8	28.9	449.0
Underwriting expenses (3)	163.3	0.1	82.8	11.0	257.2

Underwriting profit (4)	$219.9	$24.4	$19.4	$4.4	$268.1

Net investment income (2)					126.5
Net realized capital gains (2)					36.5
Other income (2)					0.5
Other expenses (3)					52.8

Earnings from continuing operations before income taxes					$378.8

Loss ratio (5)	45.8%	—	48.4%	65.1%	46.1%
Expense ratio (6)	23.1%	0.7%	41.8%	24.8%	26.4%

Combined ratio (7)	68.9%	0.7%	90.2%	89.9%	72.5%

(1)	Includes the results of EDC, net of purchase accounting adjustments, commencing July 18, 2007.

(2)	Represent components of total revenues.

(3)	Commissions, brokerage and other underwriting expenses represent commission and brokerage expenses and that portion of salaries, administration and other operating expenses attributable to underwriting activities, whereas the remainder constitutes other expenses.

(4)	Represents net premiums earned less loss and loss adjustment expenses and underwriting expenses, all as determined in accordance with GAAP, and does not include net investment income and other income or net realized capital gains. Underwriting profit does not replace net income determined in accordance with GAAP as a measure of profitability; rather, we believe that underwriting profit, which does not include net investment income and other income or net realized capital gains, enhances the understanding of AIHL’s insurance operating units’ operating results by highlighting net income attributable to their underwriting performance. With the addition of net investment income and other income and net realized capital gains, reported pre-tax net income (a GAAP measure) may show a profit despite an underlying underwriting loss. Where underwriting losses persist over extended periods, an insurance company’s ability to continue as an ongoing concern may be at risk. Therefore, we view underwriting profit as an important measure in the overall evaluation of performance.

(5)	Loss and loss adjustment expenses divided by net premiums earned, all as determined in accordance with GAAP.

(6)	Underwriting expenses divided by net premiums earned, all as determined in accordance with GAAP.

(7)	The sum of the loss ratio and expense ratio, all as determined in accordance with GAAP, representing the percentage of each premium dollar an insurance company has to spend on losses (including loss adjustment expenses) and underwriting expenses.

ALLEGHANY CORPORATION
COMBINING STATEMENTS OF EARNINGS
(dollars in thousands)
(unaudited)

	THREE MONTHS ENDED 12/31/08			THREE MONTHS ENDED 12/31/07
	ALLEGHANY			ALLEGHANY
	INSURANCE	CORPORATE		INSURANCE	CORPORATE
	HOLDINGS	ACTIVITIES	COMBINED	HOLDINGS	ACTIVITIES	COMBINED
Revenues
Net premiums earned	$227,228	$0	$227,228	$253,293	$0	$253,293
Net investment income	19,523	5,050	24,573	32,855	2,249	35,104
Net realized capital (losses) gains	(196,143)	59,940	(136,203)	15,617	77	15,694
Other income	333	1,007	1,340	86	3,393	3,479

Total revenues	$50,941	$65,997	$116,938	$301,851	$5,719	$307,570

Costs and expenses
Loss and loss adjustment expenses	90,623	0	90,623	123,779	0	123,779
Commissions, brokerage and other underwriting expenses	73,473	0	73,473	70,695	0	70,695
Other operating expenses	7,480	897	8,377	13,221	632	13,853
Corporate administration	10	10,595	10,605	0	8,557	8,557
Interest expense	0	166	166	103	207	310

Total costs and expenses	$171,586	$11,658	$183,244	$207,798	$9,396	$217,194

(Loss) earnings from continuing operations, before income taxes	($120,645)	$54,339	(66,306)	$94,053	($3,677)	90,376

Income taxes			(12,138)			32,565

(Losses) earnings from continuing operations			(54,168)			57,811

Discontinued operations
Earnings from discontinued operations			134,466			8,775
Income taxes			41,812			4,789

Earnings from discontinued operations, net of tax			92,654			3,986

Net earnings			$38,486			$61,797

Net earnings			$38,486			$61,797
Preferred dividends			4,303			4,305

Net earnings available to common stockholders			$34,183			$57,492

ALLEGHANY CORPORATION
COMBINING STATEMENTS OF EARNINGS
(dollars in thousands)
(unaudited)

	YEAR ENDED 12/31/08			YEAR ENDED 12/31/07
	ALLEGHANY			ALLEGHANY
	INSURANCE	CORPORATE		INSURANCE	CORPORATE
	HOLDINGS	ACTIVITIES	COMBINED	HOLDINGS	ACTIVITIES	COMBINED
Revenues
Net premiums earned	$948,652	$0	$948,652	$974,321	$0	$974,321
Net investment income	112,596	17,588	130,184	126,470	19,612	146,082
Net realized capital (losses) gains	(248,359)	156,191	(92,168)	36,559	56,207	92,766
Other income	697	1,735	2,432	477	14,950	15,427

Total revenues	$813,586	$175,514	$989,100	$1,137,827	$90,769	$1,228,596

Costs and expenses
Loss and loss adjustment expenses	570,019	0	570,019	449,052	0	449,052
Commissions, brokerage and other underwriting expenses	286,573	0	286,573	257,198	0	257,198
Other operating expenses	32,029	2,832	34,861	52,654	2,950	55,604
Corporate administration	86	35,809	35,895	5	32,982	32,987
Interest expense	0	700	700	72	1,404	1,476

Total costs and expenses	$888,707	$39,341	$928,048	$758,981	$37,336	$796,317

(Loss) earnings from continuing operations, before income taxes	($75,121)	$136,173	$61,052	$378,846	$53,433	$432,279

Income taxes			20,485			144,737

Earnings from continuing operations			40,567			287,542

Discontinued operations
Earnings from discontinued operations			164,193			24,976
Income taxes			56,789			13,448
Earnings from discontinued operations, net of tax			107,404			11,528

Net earnings			$147,971			$299,070

Net earnings			$147,971			$299,070
Preferred dividends			17,218			17,223
Net earnings available to common stockholders			$130,753			$281,847

ALLEGHANY CORPORATION
AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

(in thousands, except share amounts)

	DECEMBER 31,	DECEMBER 31,
	2008	2007
ASSETS
Investments
Available for sale securities at fair value:
Equity securities	$629,518	$1,176,412
Debt securities	2,760,019	2,564,717
Short-term investments	636,197	316,897

	$4,025,734	$4,058,026
Other invested assets	250,407	193,272

Total investments	$4,276,141	$4,251,298

Cash	18,125	57,646
Premium balances receivable	154,022	170,080
Reinsurance recoverables	1,056,438	1,018,673
Ceded unearned premium reserves	185,402	221,203
Deferred acquisition costs	71,753	75,623
Property and equipment — at cost, net of accumulated depreciation and amortization	23,310	19,735
Goodwill and other intangibles, net of amortization	151,223	207,540
Current taxes receivable	14,338	4,116
Net deferred tax assets	130,293	0
Assets of discontinued operations	0	812,119
Other assets	100,783	104,079

	$6,181,828	$6,942,112

LIABILITIES AND STOCKHOLDERS’ EQUITY
Losses and loss adjustment expenses	$2,578,590	$2,379,701
Unearned premiums	614,067	699,409
Reinsurance payable	53,541	57,380
Net deferred tax liabilities	0	71,594
Liabilities of discontinued operations	0	663,417
Other liabilities	288,941	286,284

Total liabilities	$3,535,139	$4,157,785
Stockholders’ equity	2,646,689	2,784,327

	$6,181,828	$6,942,112

Shares of common stock outstanding (adjusted for stock dividends)	8,272,771	8,322,348